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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

ARCHER DANIELS MIDLAND COMPANY

June 30, 1996

Following is a list of the Registrant's subsidiaries showing the percentage of voting securities owned:
                                     Organized Under
                                         Laws of      Ownership

ADM Agri-Industries Ltd.                Canada             100%
ADM Europe BV                           Netherlands         100
ADM Europoort BV                        Netherlands         100
ADM/Growmark River System, Inc.         Delaware            100
ADM Beteiligungs. GmbH                  Germany             100
ADM International Ltd. (B)              England             100
ADM Investor Services, Inc.             Delaware            100
ADM Ireland Holdings Ltd.               Ireland             100
ADM Milling Co.                         Minnesota           100
ADM Oelmuhlen GmbH                      Germany             100
ADM Ringaskiddy                         Ireland             100
ADM Transportation Co.                  Delaware            100
ADMIC Investments NV                    Netherlands Antilles100
Agrinational Insurance Company          Vermont             100
Agrinational Ltd.                       Cayman Islands      100
Alfred C. Toepfer International (A)     Germany              50
American River Transportation Co.       Delaware            100
Collingwood Grain, Inc.                 Kansas              100
Compagnie Industrielle Et Financiere (CIP)(A)        Luxembourg
42
Consolidated Nutrition, L.C. (A)        Iowa                 50
Erith Oil Works Ltd.                    England             100
Fleischmann Malting Company, Inc.       Delaware            100
Gruma S.A. de C.V. (A)                  Mexico               22
Hickory Point Bank & Trust Co.          Illinois            100
Midland Stars, Inc.                     Delaware            100
Oelmuhle Hamburg AG (C)                 Germany              86
Premiere Agri Technologies Inc.         Delaware            100
Tabor Grain Co.                         Nevada              100

(A) Not included in consolidated financial statements--included on the equity basis.

(B) ADM International Ltd. has twenty-one subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(C) Oelmuhle Hamburg AG has eleven subsidiaries whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

The names of twenty-four domestic subsidiaries and thirty-four international subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.
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